Exhibit 10.16

VAPOR CORP.

AMENDED AND RESTATED SERIES A WARRANT STANDSTILL AGREEMENT

THIS AMENDED AND RESTATED STANDSTILL AGREEMENT is dated as of March ___, 2016 (this “Agreement”), by and between VAPOR CORP., a Delaware corporation (the “Company”), and the undersigned Holder (the “Holder”).

RECITALS

A.           In connection with the separation of the Company’s Series A Units on January 23, 2016, the Holder’s Series A Warrant (the “Series A Warrant”) of the Company to purchase an aggregate number of shares of common stock as set forth therein (subject to adjustment as provided therein) became exercisable.

B.           At the request of the Company and for the benefit of the Company, the undersigned Holder has agreed to restrict the exercise of the Series A Warrant on the terms and conditions set forth below. Unless otherwise indicated, all capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Series A Warrant.

C.            This Agreement restates and amends that certain Series A Warrant Standstill Agreement, dated as of March __, 2016, by and between the Company and the Holder (“Series A Standstill Agreement”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.            Warrant Standstill and Leak-Out.

A.           On or prior to March __, 2016 (the “Standstill Period”), the Holder agrees that it shall not, and shall not be permitted to, exercise the Series A Warrant, in whole or in part. Following the Standstill Period until the date that a Majority of the Consenting Holders consent to terminate this Agreement (the “Leak Out Period”), the Holder (either through itself or through an affiliate of the Holder) agrees that it shall not, and shall not be permitted to, on each Trading Day following the date hereof during the Leak Out Period, exercise the Series A Warrant into a number of shares of Common Stock in excess of A x B x C where:

A = the daily average of the composite trading volume of the Common Stock as reported by Bloomberg, LP for the 3 Trading Days immediately prior to the date of exercise;

B = 50%; and

C = ___%1

In the event that the Holder does not exercise the Series A Warrant on a given Trading Day for the maximum amount permitted during the Leak Out Period, such Holder shall not be permitted to accumulate or roll-forward to a subsequent Trading Day the amount to which the Holder was entitled to exercise on such Trading Day but elected not to exercise. Any fractional shares resulting from the calculations shall be rounded down to the nearest whole share.

B.           Until after April 15, 2016 (the “Cashless Exercise Standstill Period”), the Holder agrees that it shall not, and shall not be permitted to, engage in a Cashless Exercise of the Series A Warrant pursuant to Section 1(d) of the Series A Warrant, in whole or in part, and request the Exchange Amount in cash. The initial Cashless Exercise Standstill Period will be automatically extended if a Majority of the Consenting Holders agree in writing (a “Consent”) to extend the Cashless Exercise Standstill Period in effect; provided, however, that in no instance will the Cashless Exercise Standstill Period be extended more than sixty (60) calendar days beyond April 15, 2016. “Consenting Holders” shall mean holders of the Series A Warrants that have entered into a Series A Warrant Standstill Agreement in substantially the same form as the Series A Warrant Standstill Agreement (each a “Series A Standstill Agreement” and collectively the “Standstill Agreements”). A “Majority of the Consenting Holders” means Consenting Holders owning a majority of all of the issued and outstanding Series A Warrants of all of the Consenting Holders.

C.           The Company agrees that it will not permit the exercise of any Series A Warrants that are exercised in breach of any Series A Warrant Standstill Agreement. Additionally, in no event shall the Company have entered into, or enter into, any other agreement or understanding with any holder of Series A Warrants other than an agreement on substantively the same terms as the Standstill Agreements and this Agreement; provided, however, that the Company shall be permitted to enter into agreements (the “Repurchase Agreements”) with holders of the Series A Warrant (other than Consenting Holders) to repurchase the Series A Warrants for (i) the Exchange Amount or (ii) any other amount less than the Exchange Amount; provided further, that the Company shall not pay any individual holder more than $100,000 in the aggregate or more than $2 million in the aggregate among all such holders.

D.           The Holder agrees and acknowledges that any current Equity Condition Failure will not prohibit the Company from meeting the requirements for the Equity Conditions in the future.

E.           So long as this Agreement remains in effect, the Company shall not, outside of the ordinary course of its business, acquire, or enter into any agreement to acquire, the property or assets of any other Person for cash in excess of $5,000,000 in the aggregate (the “Acquisition Cap”); provided, however, that any amounts paid by the Company pursuant to the Repurchase Agreements shall not be included in the calculation of the Acquisition Cap.

1            Fixed percentage based on number of Series A Warrants held by the Holder on the date hereof and all Series A Warrants held by Consenting Holders on the date hereof.

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2.           Authorized Share Failure Standstill. Notwithstanding anything herein to the contrary, (a) in the event that the Company receives an exercise notice during the Share Failure Standstill Period (as defined below) from more than one Consenting Holder for the same exercise date and the Company has sufficient available authorized shares of Common Stock to exercise some, but not all, of such portions of such Series A Warrants submitted for exercise on such date, the Company, subject to any limitations on exercise set forth in such Series A Warrants applicable to such Consenting Holders, shall, following exercise of the Series A Warrants of an non-Consenting Holder requesting exercise on such date, exercise from each Consenting Holder electing to have Series A Warrants exercised on such date, a pro rata amount of such Consenting Holder’s portion of its Series A Warrants submitted for exercise based on the number of Series A Warrants submitted for exercise on such date by such holder relative to the aggregate number of all Series A Warrants submitted for exercise by the Consenting Holders on such date (with the exercise notice for such unexercised portion of Series A Warrants (the “Exercise Failure Warrants”) automatically deemed cancelled and null and void, ab initio) upon written notice given to such exercising holder of such Series A Warrants immediately following the earlier of (i) the submission of an Exercise Notice where some or all of the Warrant Shares thereon would be Exercise Failure Warrants (if such determination can be made at such time and prior to the end of such date) and (ii) the end of such date if such determination can only be made after the end of such date, and (b) commencing upon the first time that an Authorized Share Failure shall occur and ending upon the earlier of (x) the time such Authorized Share Failure is cured and (y) 9:30 AM Eastern Time on the 90th calendar day after the date of commencement of such Authorized Share Failure (such period, the “Share Failure Standstill Period”), no holder of Series A Warrants shall have any right to exercise any Series A Warrants and any Exercise Notice delivered with respect thereto shall be null and void, ab initio. For the avoidance of doubt, the Company shall have no obligation to pay any cash amount under any Series A Warrants pursuant to any election of any Consenting Holder of Series A Warrants to exercise any Series A Warrants during the Share Failure Standstill Period or with respect to any Exercise Failure Warrants; provided, that the foregoing limitations on exercise and cash payment shall not apply to any exercise notice delivered to the Company at any time after the end of the Share Failure Standstill Period or during any subsequent Authorized Share Failure.

3.           Confirmation; Full Force and Effect. Except as set forth in Sections 1 and 2 of this Agreement, the Series A Warrant shall remain in full force and effect, as amended thereby, from and after the date hereof in accordance with its terms.

4.           Representations and Warranties. To induce the Holders to enter into this Agreement, the Company hereby represents and warrants to the Holder that:

A.           the execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate authority or other action on the part of the Company, this Agreement has been duly executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms; and

B.           no events have taken place and no circumstances exist at the date hereof which would give the Company a basis to assert a defense, offset or counterclaim to any claim of any Holder with respect to the obligations of the Company.

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5.           Miscellaneous Provisions.

A.           Entire Agreement; Successors and Assigns. This Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes any and all other prior oral and written, including but not limited to the Series A Warrant Standstill Agreement, and all contemporaneous oral, agreements, negotiations, discussions and understandings with respect thereto. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective successors and permitted assigns.

B.           Trial by Jury; Governing Law; Jurisdiction; Severability. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE HOLDER AND THE COMPANY HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. To the extent permitted by applicable Law, the parties hereto hereby submit to the non-exclusive jurisdiction of the federal and state courts of competent jurisdiction in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by Law) not invalidate or render unenforceable such provision in any other jurisdiction.

C.           Headings. The headings of the Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

D.           Termination. In the event of (i) any bankruptcy, reorganization, insolvency, liquidation or similar event of the Company, (ii) merger, consolidation or sale of substantially all of the assets of the Company, (iii) any change of control of the voting power of the Company pursuant to a third party transaction (and not pursuant to the exercise of Company Series A Warrants or Series A Convertible Preferred Stock) or (iv) any breach of any other obligation owed to the Holder or any other Consenting Holder by the Company not cured within three days of such breach (provided that such termination shall not be effective until the earlier of the date that the Company or any other Consenting Holders notifies all other Consenting Holders or publicly discloses the existence of such default), then this Agreement shall terminate immediately. In the event of such a breach (and cure, if any), the Company shall be required to notify all other Consenting Holders within one Trading Day of such breach (and cure if applicable). The Company shall have the right to terminate this Agreement at any time the Common Stock is listed or quoted on the OTCQX or the OTCQB.

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E.           Amendment and Waiver. This Agreement and the provisions, rights and obligations hereof, may be amended, waived or modified upon the written consent of the Company and Majority of the Consenting Holders. Notwithstanding the foregoing, if a proposed amendment, waiver or modification would by its express terms treat any Consenting Holder (the “Adversely Impacted Holder”) uniquely and adversely in a manner that is materially different than the manner in which such amendment or waiver would treat the other Consenting Holders, such amendment, waiver or modification shall also require the consent of such Adversely Impacted Holder. Any amendment or waiver effected in accordance herewith shall be binding upon each Consenting Holder and the Company.

F.           Effectiveness; Counterparts. This Agreement shall not be effective until the Company and a Majority of the Consenting Holders have agreed to an amendment and restatement of their respective Standstill Agreement substantially in the form of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Any counterpart may be executed by facsimile or other electronic transmission, and such facsimile or other electronic transmission shall be deemed an original.

G.           Independent Nature of Holder's Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any Consenting Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any other Consenting Holder under any other Standstill Agreement, as amended and restated. Nothing contained herein or in any other Standstill Agreement, as amended and restated, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and other Consenting Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and other Consenting Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Standstill Agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the other Consenting Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Consenting Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Consenting Holder to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY

VAPOR CORP., a Delaware corporation,

By:
Name:
Title:

HOLDER

[_____________________]

By:
Name:
Title:

[Signature Page to Series A Warrant Standstill Agreement]

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